UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 251-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 10, 2015, Omnicell, Inc. (“Omnicell”) issued a press release to announce the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the pending acquisition of Aesynt upon the terms and subject to the conditions set forth in the purchase agreement, dated as of October 29, 2015, by and among Omnicell, Omnicell International, Inc., Aesynt Holding, L.P., Aesynt, Ltd and Aesynt Coöperatief U.A. (the “Securities Purchase Agreement”).

As previously announced on October 29, 2015, Omnicell entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Aesynt Coöperatief U.A., Aesynt Holding, L.P. and Aesynt, Ltd. (together, “Aesynt”). Pursuant to the terms and conditions of the Securities Purchase Agreement, Omnicell will acquire all of the outstanding interests of Aesynt Coöperatief U.A. on the closing date for total aggregate consideration of $275,000,000, in cash, plus cash on hand at signing minus indebtedness at signing, or approximately $217,300,000. Expiration of the HSR Act waiting period is one of the specific conditions to which the closing of the Securities Purchase Agreement is subject. The Company expects the transaction to close early in the first quarter of 2016, subject to the satisfaction or waiver of the remaining conditions set forth in the Securities Purchase Agreement.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
99.1	Press release entitled "Omnicell Announces Expiration of Hart-Scott-Rodino Waiting Period," dated December 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: December 10, 2015
/s/ Dan S. Johnston
Dan S. Johnston
Executive Vice President and Chief Legal & Administrative Officer

EXHIBIT INDEX

Number	Description of Document
99.1	Press release entitled "Omnicell Announces Expiration of Hart-Scott-Rodino Waiting Period,” dated December 10, 2015

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